UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             E AND S HOLDINGS, INC.
                 (Name of small business issuer in its charter)

         Nevada                          3420                      91-2135425
(State of jurisdiction of           Primary Standard            (I.R.S. Employer
    incorporation or           Industrial Classification         Identification
      organization)                      Code                        Number)

                          5046 East Boulevard Northwest
                                Canton, OH 44718
                                 (330) 966-8120
          (Address and telephone number of principal executive offices)

                          5046 East Boulevard Northwest
                                Canton, OH 44718
                                 (330) 966-8120
       (Name, address and telephone number of principal place of business)

                                 Edward A. Barth
                          5046 East Boulevard Northwest
                                Canton, OH 44718
                                 (330) 966-8120
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Ronald O. Kaffen, Esq.
                            Baker, Hardesty & Kaffen
                        520 South Main Street, Suite 500
                             Akron, Ohio 44211-1077
                       (330) 762-7477, fax (330) 762-8059

                 Approximate date of proposed sale to the public
                                FEBRUARY 1, 2002

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to RULE 462(B) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration of the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to RULE 462(C) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to RULE 462(D) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to RULE 434, check the following box. [ ]

                             E AND S HOLDINGS, INC.

E and S Holdings, Inc. (E & S) is offering a maximum of 1,000,000 shares of its $.001 par value paid and non-assessable shares. The maximum amount to be raised by this offering is $200,000.00 with no minimum amount, 500,000 common shares are to be offered by selling shareholders and 500,000 newly issued common shares are to be offered by E & S. E & S has made no arrangements to place any funds received into escrow. Nevada law does not require that any funds raised pursuant to the sale of securities be placed into an escrow account, and E & S does not plan to sell or distribute stock in any state or country that would require such funds to be placed into an escrow account. It is the intent of E & S to use a broker/dealer to sell its stock. The sale of the stock, however, will not be on a firm underwriting basis, instead, any broker/dealer agreeing to make a market for this stock shall do so on a best efforts basis. The failure to use an underwriter may adversely effect the ability to sell all of the stock offered and may have a negative impact on the development of E & S. E & S is a development stage company, and even if all of the proceeds are raised through this offering, E & S will not have enough money to develop its product. E & S will have to secure additional financing either in the form of debt or in the sale of additional securities or the continuation of its business will be in jeopardy.

Prior to this registration, there has been no public market for the shares of common stock. It is unlikely that an active public trading market can be established or sustained in the foreseeable future (SEE RISK FACTORS ON PAGE 6).

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE SECURITIES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE

COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. (SEE DILUTION AND RISK FACTORS PAGE 13 AND 6).

The information in this prospectus is not complete and may be changed. E & S may not sell the securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

                                        CALCULATION OF REGISTRATION FEE
=============================================================================================================
Title of each class of                            Proposed maximum      Proposed maximum
   securities to be       Amount of shares to    offering price per    aggregate offering        Amount of
      registered             be registered              unit                  price          registration fee
-------------------------------------------------------------------------------------------------------------
   Common $0.001              1,000,000               $0.20(1)           $200,000.00(1)          $47.80
=============================================================================================================

(1) The portion of the shares which are being offered by the selling shareholders has been calculated based upon Rule 457(c) and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices.

                                TABLE OF CONTENTS

Number   Item in Form SB-2 Prospectus                                   Page No.
------   ----------------------------                                   --------
   1     Front of Registration Statement and Outside Front Cover
         Page of Prospectus                                                 1
   2     Prospectus Summary Information                                     5
   3     Risk Factors                                                       6
   4     Forward Looking Statements                                        10
   5     Use of Proceeds                                                   10
   6     Market for Common Equity and Related Stockholder Matters          11
   7     Dividend Policy                                                   12
   8     Determination of Offering Price, Dates of Offering, Refunds
         and Purchase Amounts                                              12
   9     Dilution                                                          13
  10     Plan of Operation                                                 13
  11     Business of E and S Holdings, Inc.                                15
  12     Where You Can Find More Information                               19
  13     Description of Property                                           19
  14     Directors, Executive Officers, Promoters and Control Persons      20
  15     Executive Compensation                                            21
  16     Employment and Related Agreements                                 21
  17     Certain Relationships and Related Transactions                    21
  18     Security Ownership of Certain Beneficial Owners and
         Management                                                        22
  19     Selling Security Holders                                          23
  20     Plan of Distribution                                              25

  21     Description of Securities                                         26
  22     Legal Proceedings                                                 27
  23     Interest of Named Experts and Counsel                             27
  24     Financial Statements                                              27
  25     Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosure                               36

2. PROSPECTUS SUMMARY INFORMATION

The offering will terminate upon the sale of all shares offered or on January 31, 2003, whichever occurs first. E & S intends to manufacture (through outsourcing) and market a locking pliers. This locking pliers is patented and E & S at present, has obtained an option to purchase the patent, subject to future royalty rights. The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety. This document contains no proxy statement.

                                  ORGANIZATION

E & S was incorporated on June 20, 2001 in the State of Nevada. E & S has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, E & S has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.

E & S is a developmental stage company that intends to manufacture (through outsourcing) and market a patented locking pliers. The locking pliers have special applications to those trades and industries that require the ability to secure tubing to a flat surface. E & S must first raise sufficient capital to investigate the marketability of the pliers and to exercise the option to purchase the patent for the pliers if the marketing study comes back favorably. Thereafter, it will be necessary for E & S to locate a company to manufacture the pliers for it and to develop a group of independent distributors to distribute the pliers to the marketplace.

Although the patented concept of the locking pliers, as applied to the specific purposes for which the pliers were designed is unique, there are other items of hardware currently in the marketplace that may be a suitable substitute for these locking pliers. Therefore, E & S anticipates a substantial amount of competition in the marketplace once the product is ready to be sold.

It is doubtful if E & S can continue as a going concern if additional capital is not raised in order to follow through with the opportunity it currently has to secure the patent for the locking pliers and develop the product for market. Further, it may be necessary for E & S to obtain the rights to manufacture additional hand tools so that it can present a complete line of tools to the marketplace if E & S desires to become a profitable entity. At the present time, it is anticipated by the management of E & S that it will take approximately 6 to 9 months in order to secure the necessary financing to go forward with this project. It is believed that E & S will need at least an additional $100,000.00 in order to go forward with the a determination of whether the product is marketable and to begin production of the product. The management of E & S has determined that it is necessary to seek an additional $100,000.00 of capitalization at this time through the offering of stock. Additional funds may be necessary to complete the marketability studies. E & S will seek these funds through the obtaining of loans from either private sources or financial institutions. If after seeking sources of debt to proceed with E & S operations, management determines that it is unlikely that it will be successful in obtaining debt financing, management reserves the right to seek other sources of funding either through private placement or through future offerings of publicly traded common stock.

E & S anticipates that it will continue to experience operating losses for a period of at least two years and possibly longer.

Mr. Edward A. Barth is the sole officer of the Corporation. The Corporation has two directors, Mr. Edward A. Barth and Mr. Eugene H. Swearengin. E & S has no other employees at this time and does not expect to hire any staff during the next 6 months.

At the present time, E & S has no binding contractual commitments which would create a future liability. The only current contract involving E & S is an option to purchase the patent for the locking pliers which is anticipated to be the primary product of E & S. The provisions of this option agreement is that upon a determination by E & S that the locking pliers which are the subject of the patent is a viable product which can be successfully marketed by E & S, E & S can purchase an assignment of the patent for the sum of $10,800.00 plus an ongoing payment of 8% of the gross consideration received for the use and licensing of the patent. This option expires February 16, 2003. A copy of the option agreement is attached as Exhibit 10.1.

There is currently no market for E & S stock.

3. RISK FACTORS

THE SECURITIES OFFERED HEREIN ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN E & S HOLDINGS, INC. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING

RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

LACK  OF  OPERATIONAL   EXPERIENCE.   E  &  S  is  a  start-up  company  in  its
pre-operational development stage. Neither E & S nor its management has any experience in operating businesses in this industry. It is possible that this lack of relevant operational experience could prevent E & S from becoming a profitable business.

As of September 30, 2001, E & S has sustained operating losses of $753.00. The small amount of this loss should not be indicative of future losses sustainable by E & S. As of September 30, 2001, E & S had expended only a small amount of office expenses and had not yet begun accruing any expenses with regard to the actual anticipated operating costs. It is anticipated that E & S will continue to sustain additional and substantial operating losses for the foreseeable future.

LACK OF MARKETABILITY OF PRODUCT. E & S, at present, has only received an option to purchase the patent for the locking pliers. While the locking pliers has received a patent in the United States, E & S will require additional capital in order to purchase the assignment of the patent and to determine the marketability of the item. Without obtaining the assignment of the patent, there will be no business to operate and E & S will fail. Further, if after a market study has been completed by E & S, if it is determined that the locking pliers cannot be successfully marketed, E & S will have no other potential source of income and E & S will fail.

INABILITY TO OBTAIN NECESSARY LICENSES. Although E & S has the ability to take assignment of the patent rights to the locking pliers, E & S may find that it is necessary to secure licensing under other patents before it can actually produce the locking pliers. In the event that E & S cannot successfully obtain licensing from the holders of these other patents, E & S will not be able to produce the locking pliers. Should E & S not be able to obtain the necessary licensing or cross licensing of the necessary patents, E & S will not be able to continue in operation.

LACK OF MARKET FOR THE PRODUCT. At the present time, E & S has only evaluated the marketability from this product, based upon the management's perception of the potential value of the locking pliers in the marketplace. Once E & S obtains the necessary capitalization, it will immediately commence to determine if the locking pliers has a market that is of a sufficient size to warrant the manufacturing of the product. In the event that the marketing study reveals that the product is not marketable, E & S will not have a potential source of income and it will be necessary for E & S to seek another means of obtaining income or the business will fail.

INABILITY TO COMPETE WITH WELL-ESTABLISHED COMPETITION. E & S will be competing in an already established marketplace with companies who sell similar products to the target industries. E & S will focus its efforts on the unique differences that its product will possess and target the segments of the industry that will best utilize these qualities. Further, in order to compete, E & S will have to be assured that it can produce a quality product at a competitive price. At the present time, it is not known whether these goals can be met.

FAILURE TO SECURE ADDITIONAL FINANCING. E & S will require additional financing in order to establish a profitable operation. The financing to be sought may not be forthcoming and even if additional financing becomes available, it may not be available on terms which are favorable to E & S. E & S expects that it may be required to obtain at least $100,000.00 of additional financing over the next 12 months. In the event that it cannot sell all of the shares being offered, E & S will concentrate its efforts in obtaining financing through the purchase of debt. However, it may become necessary for E & S to sell additional stock in one or more private placements or subsequent public offerings.

FAILURE TO ATTRACT EXPERIENCED MANAGEMENT. E & S is currently dependent upon the efforts of Edward A. Barth, the sole officer of the Corporation. E & S recognizes that in order to go forward, it will be necessary to employ additional individuals who have the experience and expertise necessary to bring the locking pliers product to market. Without E & S obtaining the necessary employees within the next 12 months, it is doubtful as to whether E & S can be successful in its efforts to bring the product to market.

FAILURE TO OBTAIN ASSIGNMENT OF THE PATENT. E & S currently has an option agreement to purchase the patent for the locking pliers. It will be necessary for E & S to obtain the necessary capitalization within a time frame which will enable E & S to evaluate the marketability of the locking pliers, prior to the expiration of the option. The option expires on February 16, 2003. Should E & S be unable to obtain the financing necessary to evaluate the marketability of the patented item, prior to February 2003, it will either have to abandon the option and allow it to expire or pay the funds necessary to the holder of the patent and take assignment of a patent which may or may not result in a marketable product.

NO EXPECTATIONS TO PAY CASH DIVIDENDS IN THE NEAR FUTURE. The holders of E & S common stock are entitled to receive dividends when and if declared by the Board of Directors. E & S does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, E & S has not paid cash dividends on its common stock.

LACK OF PUBLIC TRADING MARKET AND DIFFICULTY IN TRADING STOCK, NON-LIQUIDITY OF SECURITIES. There is no public trading market for E & S common stock. It is unlikely that any active public trading market can be established or sustained in the foreseeable future. E & S intends to have its common stock quoted on the O.T.C. electronic bulletin board as soon as practicable, however, there can be no assurance that E & S shares will be quoted on the O.T.C. bulletin board. Until there is an established trading market, holders of E & S common stock will find it difficult to sell or to obtain accurate quotations for the price of the common stock. E & S does not currently meet the requirement to have shares listed on the American Stock Exchange ("AMEX") or the NASDAQ stock market, therefore, any market for securities that does develop will be highly illiquid. It is unlikely that E & S common shares will achieve sufficient distribution or that it will be able to obtain the number of market makers necessary to obtain listing on the NASDAQ stock market in the foreseeable future.

RULES GOVERNING LOW PRICE STOCKS THAT MAY AFFECT THE ABILITY TO RE-SELL SHARES. E & S's common stock is currently considered a "Penny Stock" under federal securities laws since its market price is below $5.00 per share. Penny Stock rules generally impose additional sale practice and disclosure requirements on broker/dealers who sell or recommend E & S's shares to certain investors. Broker/dealers who sell Penny Stock to certain types of investors may be required to comply with the S.E.C.'s regulations concerning the transfer of Penny Stock. If an exemption is not available, these regulations require broker/dealers to make a suitability determination prior to selling Penny Stock to the purchaser, receive the purchaser's written consent to the transaction, and provide certain written disclosures to the purchaser. These rules may affect the ability or broker/dealers to make a market in or to trade E & S shares. In turn, this may affect the investors' ability to re-sell those shares in the public market.

LACK OF ESCROW. Any funds received from the sale of stock will be placed into E & S's corporate bank account. The management of E & S does not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by E & S, those funds will be placed into the Corporate bank account and may be used at the discretion of management.

IF SUFFICIENT CAPITAL IS NOT RAISED THROUGH THIS OFFERING. In the event that sufficient capital is not raised through this offering, there will be insufficient funds to continue E & S's business and E & S will fail. If a minimum amount is not raised, funds received from any stock sold under this agreement will not be returned. E & S may not have the funds to be able to continue business, further, E & S may not have the funds to be able to file its quarterly and annual reports and may cease to be a reporting Company. If E & S ceases to be a reporting Company, it will be de-listed from any exchange on which it was traded. If such event occurs, investors may be unable to trade their stock and might lose their investment.

NO SAFEGUARDS WITH ONE MEMBER MANAGEMENT. Since Mr. Edward A. Barth is the sole officer of E & S, he has effective control over all aspects of the business with no oversight from other management, except from the Board of Directors of which he is one of two Directors. While it is expected that other management will be added over time, there are no assurances that such will occur. Further, it is anticipated that in the future, there will be additional numbers added to the Board of Directors, however, this also may not occur in the future.

POSSIBILITY OF BUSINESS COMBINATION. Since E & S is thinly capitalized, it may be the target of a business combination. Although E & S has not been approached by potential merger candidates, and has no current plans to seek such a candidate, it may be subject for such combinations, if it is unable to develop its product for sale.

4. FORWARD LOOKING STATEMENTS

THE STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACT, INCLUDED IN THIS PROSPECTUS ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "INTEND," "ESTIMATE", "ANTICIPATE," "PLAN," "SEEK," OR "BELIEVE." E & S BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE ACCURATE. HOWEVER, E & S CANNOT ASSURE THAT SUCH EXPECTATIONS WILL OCCUR. THE FACTUAL FUTURE PERFORMANCE COULD DIFFER MATERIALLY FROM SUCH STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO: E & S'S ABILITY TO CONTINUE TO OPERATE E & S THROUGH EQUITY AND DEBT FINANCING, LARGER COMPETITORS RESPONSE TO THE ENTRY OF THE LOCKING PLIERS INTO THE MARKETPLACE, ADVERSE PUBLIC RESPONSE AND LACK OF DEMAND FOR THE LOCKING PLIERS, OR THE ADVERSE IMPACT ON THE SALES OF THE LOCKING PLIERS BY VIRTUE OF OUTSIDE MANUFACTURERS BEING UNABLE TO EITHER MANUFACTURE THE PRODUCT OR MANUFACTURE THE PRODUCT TO MEET DEMAND.

5. USE OF PROCEEDS

This offering has no minimum offering amount. The maximum amount sought to be raised for E & S from this offering is $100,000.00 (the remaining $100,000.00 in this offering is shares sold by selling shareholders). E & S intends to raise $100,000.00 from the sale of 500,000 shares at $0.20 per share. E & S intends to use these proceeds as follows:

              EXPENDITURE ITEM                                     AMOUNT
              ----------------                                     ------
     Professional Fees                                          $ 10,000.00
     Purchase of Patent                                         $ 10,800.00
     Market Research                                            $ 15,000.00
     Initial Product Costs                                      $ 10,000.00
     Selling and Administrative Expenses                        $ 54,200.00
                                                                -----------
                              TOTAL                             $100,000.00
                                                                ===========

The above listing indicates a priority of expenditures that has been established by the Board of Directors. The proceeds from the sale of common stock, as received, will be allocated to the highest priority item until the Board of Directors determine that sufficient funds have been allocated to that item.

The above categories reflect the following expenditures:

PROFESSIONAL FEES:  These fees relate to legal and accounting costs for filings.

PURCHASE OF PATENT: E & S must pay to the developer of the locking pliers patent, the sum of $10,800.00 prior to February 16, 2003, in order to obtain the patent rights to the locking pliers.

MARKET RESEARCH: This is the cost associated with the determination to be made as to the marketability of the locking pliers, including any need for cross licensing agreements.

INITIAL PRODUCT COSTS: This is the cost to locate and contract with companies who will be manufacturing the locking pliers tool and to produce sample locking pliers.

SELLING AND ADMINISTRATIVE EXPENSES: This is the cost associated with the operation of the business prior to the receipt of any revenues. This will include telephone charges, rental charges (in the event E & S rents office space in the future), and salaries for the employees. At the present time, Edward A. Barth is accruing a salary of $5,000.00 per month, however, by agreement, any accrued salary for either officer or director fees will not be payable from funds obtained through this offering.

Unless at least 75% of the maximum sought to be raised through this offering is actually raised, the ability of E & S to go forward from a Company in its developmental stages to an operating Company is doubtful. Further, unless 10% of the shares offered by E & S are sold, E & S may not be able to pay the necessary professional fees for the preparation of periodic financial statements. This situation would prevent E & S from filing the required quarterly and annual financial statements as required under S.E.C. guidelines.

6. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for E & S's common stock. The management of E & S anticipates applying for trading in its common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, E & S can provide no assurances that its shares will be traded on the bulletin board, or, if traded, that a public market will materialize.

HOLDERS OF E & S COMMON STOCK

As of the date of this registration statement, E & S has 12 registered shareholders.

RULE 144 SHARES

At present, there are no shares of E & S common stock which are available for resale to the public pursuant to Rule 144 of the Securities Act of 1933. In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. One percent of the number of shares of E & S's common stock then outstanding which, in the case of E & S, will equal approximately 10,000 shares as of the date of this prospectus; or

     2. The average weekly trading volume of E & S's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to availability of current public information about E & S.

Under Rule 144 (k) a person who is not one of E & S's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with manner of sale, public information, volume limitation, or notice provisions of Rule 144.

As of the date of this prospectus, no shares may be sold pursuant to Rule 144.

7. DIVIDEND POLICY

There are no restrictions in E & S's Articles of Incorporation or Bylaws that prevent it from declaring dividends. The Nevada revised statutes, however, do prohibit E & S from declaring dividends, where, after giving effect to the distribution of the dividend:

     1. E & S would not be able to pay its debts as they became due in the usual course of business; or
     2. The total assets of E & S would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

E & S has not declared any dividends and does not plan to declare any dividends in the foreseeable future.

8. DETERMINATION OF OFFERING PRICE, DATES OF OFFERING, REFUNDS AND PURCHASE AMOUNTS.

There is no established public market for the common shares of E & S. The offering prices for the shares to be sold pursuant to this offering has been set at $.20 per share. The offering price is substantially higher than the price of E & S's common stock when it was sold to the existing shareholders through private placements. With the exception of the shares to be offered for sale to Mr. Edward A. Barth, all other selling shareholders have purchased their shares in E & S for $.10 per share. The initial offering price for the shares which were purchased by Mr. Edward A. Barth in the registrant's initial offering was $.01 per share.

With respect to the common shares being offered for sale by the selling shareholders, we will not be determining the offering price. The offering price will be determined by market factors and the independent decision of the selling shareholders.

The management of E & S has set the offering price for the new shares to be issued as part of this offering largely based upon the cash needs of the Corporation to go forward. The additional factors considered when determining the sales price of the new shares in this offering are the lack of liquidity in the shares (since there is presently no public market for the resale of these shares) the high level of risk considering the lack of operating history of E & S and the fact that E & S currently lacks sufficient knowledge to determine the marketability of the locking pliers, which, at the present time, will be the only product of E & S.

9. DILUTION.

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to E & S's existing shareholders. However, the 500,000 shares of common stock which is to be sold by E & S as part of this offering, will create an immediate dilution to the purchasers of those shares. The initial common shares sold by E & S were sold to Mr. Edward A. Barth in a private offering for a value of $.01 per share. Thereafter, a second private offering of 300,000 shares of common stock was sold by E & S for the selling price of $.10 per share.

Additionally, in the first partial year of operation of E & S, it has experienced an operating loss of approximately $753.00. This amount does not reflect expenditures which have been made by E & S since its last quarterly statement, nor does it reflect any accrued liabilities of E & S which may have occurred since the last quarterly statement. In the event all new common shares included in this offering are sold, the dilution experienced by the purchasers of these shares will be substantial. The effect of the dilution is described as follows:

                                           Prior to        Upon Completion
                                           Offering          of Offering
                                           --------          -----------
Net tangible book value per share           $.036               $.098

Amount of the increase in the above described net tangible book value per share attributable to the cash payments made by the purchasers of the shares being offered are $.062 per share. The amount of immediate dilution from the public offering price which will be absorbed by the purchasers of these common shares will be $0.102 per share.

10. PLAN OF OPERATION

During the next 12 months, E & S plans to continue as a Company within its developmental stages. At the present time, it has raised from its' prior offerings, a total of $30,000.00, it is anticipated that the amounts already raised will satisfy all costs accrued by E & S to the date of this offering, including the costs associated with professional fees for both attorneys and accountants in the preparation of this offering. The additional amounts sought by E & S through this offering, with relation to new shares of common stock being offered through this offering, may be sufficient to provide the necessary capital for E & S to do the necessary market research and engineering, exercise the patent option and make initial inquiry into production of the locking pliers. However, because the management of E & S may run into unforeseen expenses, including, but not limited to, the requirement to obtain a license for components of the locking pliers which are separately patented, the amount raised through this offering may not be enough to provide E & S with sufficient capital to bring the locking pliers to market.

Additionally, should the market research, engineering and preliminary machining of the locking pliers components proceed sooner than expected, management may be faced with the necessity of obtaining additional capital, either through the issuance of additional shares of common stock, the issuance of debt, or through private placement of its common shares or other classes of equity securities in order to raise necessary capital to proceed with the production of the locking pliers. The management of E & S cannot predict what economic effect the future capitalization of E & S will have upon the purchasers of new shares of common stock issued through this offering.

At such time as E & S completes its exploratory stage of operations, it will be necessary for E & S to employ at least one full time individual who will be responsible for the marketing of the locking pliers. It may also, at that time, become necessary to hire administrative staff on a full time basis. The full time positions will be limited to a president/CEO and a chief financial officer. E & S's management projects that in order to obtain qualified employees, the annual costs of these employees, including the costs of health insurance benefits will total approximately $300,000.00.

It is also anticipated that at such time as marketing efforts are commenced for the locking pliers, it will be necessary for E & S to secure adequate office space. The office space will be necessary to create a base of operations from which E & S can operate as well as to provide storage space for its inventory. The management of E & S currently projects that it will require no more than 3,000 square feet of space for its offices and it will be budgeting approximately $12.00 per square foot for costs associated with the rental of the offices, including all utility costs.

E & S also anticipates spending approximately $100,000.00 over a 12 month period commencing with the time that E & S is in a position to begin marketing the locking pliers to the market. These costs will include travel and entertainment expenses of our marketing representative, the production and distribution of sample products and the cost of advertising.

The costs associated with the hiring of additional employees, the renting of space and the advertising and marketing of the product will have to come from financial resources which are in addition to those funds currently available to

E & S and the funds which are anticipated to be raised through this offering. In the event these funds cannot be raised, from other sources, E & S will not be able to go forward with its marketing plan and E & S will fail.

At the present time, E & S anticipates experiencing an operating loss for the next two calendar years. The extent of such loss cannot be adequately determined at the present time, due to the uncertainties as to the marketability of the locking pliers which will initially constitute the only product of E & S. Further, until such time as E & S is able to secure reliable market research data, it will not be in a position to project any type of earning ability of E & S from the sale of the locking pliers.

11. BUSINESS OF E AND S HOLDINGS, INC.

E & S was incorporated on June 20, 2001 under the laws of the State of Nevada. It acquired an option to purchase the patent for a locking pliers tool through an assignment of the option from Mr. Edward A. Barth in consideration for common shares of E & S's stock. The assignment was originally obtained from the inventor who is not now and never has been affiliated in any manner with E & S.

E & S's president, Edward A. Barth, is also E & S's sole promoter upon its inception. Other than the purchase of his common shares of stock, Mr. Barth has entered into an agreement with E & S to accrue income for his services at the rate of $5,000.00 per month. This agreement provides that Mr. Barth will only receive accrued salary out of revenues produced by sales of E & S. Mr. Barth received 700,000 shares of E & S's common stock in exchange for transferring to E & S the assignment of the option to acquire the patent rights for the locking pliers tool. E & S valued the common shares of E & S at $0.01 per share and recorded the value of the option at $7,000.00. These shares were purchased effective September 27, 2001 by Mr. Barth.

E & S is a Corporation that is in its developmental stages and has been in existence for approximately six months. It has no prior operating experience and has no predecessor businesses from which it evolved. The plan of operation of E & S is to obtain the patent rights to a locking pliers from its inventor. E & S is already in possession of an option to purchase the patent rights and intends to do so, prior to the expiration of the option in February, 2003. E & S intends to utilize this patent to produce a locking pliers which is capable of quickly attaching cylindrical objects to a flat surface for purposes of modifying the cylindrical object for numerous purposes. These locking pliers will be of high quality and will be marketed in at least three different sizes. The management of E & S is aware that there are several different types of locking pliers which are currently available on the market. The basic concept of all locking pliers is to temporarily fix a lever to an object in order to exert greater force upon the object. The locking mechanism of the pliers enables the user to keep the tool in the place required in order to perform the required task. Another purpose for locking pliers is to temporarily secure two objects to each other quickly and to enable the objects to remain tightened together and allow the user free use of both hands.

The current adaptations of locking pliers provide for various jaw configurations to permit the tools to secure items of various shapes. Many current locking pliers which are commercially marketed replicate the functions of other types of hand tools with a locking function. Examples of these would be needle nose pliers or adjustable wrenches. The inventor of the locking pliers, which this Company wishes to produce, recognized a need to have a locking pliers which would affix a cylindrical object to a flat surface. There are many applications in both the plumbing industry and the welding industry that require a cylindrical object to temporarily be held in place in order to accomplish a specific goal. In many cases, the workman requiring this application cannot move the object to a stationary vise and requires a clamp that will be easily applied and easily released. The tool invented and patented by the inventor utilizes the concept of an adjustable locking pliers and modified the jaws to adapt the tool to the specific application.

During the next 12 months, E & S has three major goals to accomplish in the development of the locking pliers.

     1 MARKET RESEARCH: It intends to employ market researchers to determine the extent of the market for the specialized hand tool, the potential interest in craftsman purchasing this product and if there are other types of related products which could be successfully marketed in conjunction with the locking pliers. The management of E & S is aware that although the locking pliers is a unique idea and does have wide spread application, it may not be prudent to produce the product unless it has the necessary market research information to indicate that there is a sufficient interest in the market for such a product and, whether there is a sufficient interest in the product for craftsman to purchase this specialized tool.

     2 DETERMINATION OF CROSS-LICENSING: Although E & S has the ability to obtain the patent concerning the locking pliers, the patent itself only covers the special application of the locking pliers to the specific configuration of the locking pliers jaws. Management for E & S must hire patent counsel to do the necessary research to determine if there are other patents which cover the various mechanisms contained within the locking pliers which E & S will be producing. At the present time, management has no knowledge as to whether or not there are any other patented aspects of the locking pliers intended to be produced. In the event it is determined that there are other patents which will apply to the proposed product, it will be necessary for management of E & S to contact the patent holders and determine the feasibility of obtaining licensing for those items which are to be contained within the locking pliers that are covered by separate patents. The management of E & S believes that it will be able to obtain a licensing agreement for any patented component of the locking pliers, however, the management of E & S does not know whether the costs of obtaining the licenses will render the manufacturing of the locking pliers impractical, due to the potential for the increased manufacturing costs of the product. IN THE EVENT THAT LICENSING IS NOT POSSIBLE, OR IN THE EVENT THAT THE LICENSING OF THE VARIOUS PATENTED COMPONENTS IS TOO COSTLY, E & S WILL NOT BE ABLE TO SUCCESSFULLY DEVELOP THE LOCKING PLIERS AND WILL MOST LIKELY ABANDON ITS EFFORTS WITH REGARD TO THE LOCKING PLIERS.

     3 ENGINEERING AND DESIGN: Assuming that management receives a report indicating a sufficient interest in the locking pliers, it then intends to secure the services of one or more design engineers to review the product and make suggestions as to improving its design and to determine if any enhancements should be made to the basic design, while preserving the central concept of these locking pliers. The prototype of the locking pliers which E & S currently possesses, sufficiently demonstrates the patented concept, but is not necessarily the best design for commercial application and replication. In the opinion of management, it is imperative that the market research and engineering be completed prior to the date that the patent option expires

     4 MANUFACTURING CAPABILITIES: As soon as practicable after obtaining a positive market research report, the management of E & S will commence seeking a Company to perform the necessary tooling and manufacturing capabilities to manufacture the locking pliers in three initial sizes. Management intends to produce a minimum of 500 units of each size of the locking pliers in order to commence the marketing of the products.

MARKETING

As soon as the management of E & S determines that it possesses a viable product, it will proceed with efforts to market the product. E & S anticipates that its first full time employee will be involved with the marketing of the product. The management anticipates that the first efforts in marketing the product will be to large wholesalers of welding and plumbing supplies. It also intends to make contact with large home improvement store retailers.

In the event that E & S does not receive sufficient interest from the larger markets, E & S will explore the possibility of direct marketing of the product through printed advertisements and the establishment of a web page for E & S.

COMPETITION

E & S will be competing for market share with well established hand tool manufacturers both within the United States and abroad. While the specific design of the locking pliers is unique, there are many other hand tools which are currently marketed which can perform the same function as the locking pliers and which will be in direct competition in the marketplace with the locking pliers. In addition, unless future steps are taken to secure patents worldwide, foreign manufacturers may be able to produce and market a locking pliers of a similar design in foreign markets. Further, the lack of a brand name for E & S's locking pliers may adversely affect the public's confidence in the tool and its success in the marketplace. The presence of established competitors could adversely affect the ability of E & S to successfully implement it's business plan and sell the locking pliers. If E & S is not successful in implementing it's business plan, then the business will fail.

E & S has limited financial, marketing, technical and other resources that are necessary to implement its business plan. Many of E & S's competitors have significantly greater financial, marketing, technical and other resources than E & S does. These competitors may be able to devote greater resources to the development, promotion and sale of competing tools. Moreover, due to the size of these competitors, they may be able to produce a tool with a different design, but with a similar function which can be marketed at a price lower than which E & S can market it's locking pliers.

PATENTS, TRADEMARKS AND LICENSES

E & S currently holds an exclusive option to purchase the patent for the locking pliers. The patent described in the option was granted by the United States Patent and Trademark Office on November 6, 2001 and is patent number 6,311,589. This patent will restrict other domestic competitors from manufacturing a locking pliers with the same or similar jaw configuration as the locking pliers to be manufactured by E & S. Further, no foreign manufacturer will be able to enter the United States market with a similar product. A patent lasts for 16 years from the date of filing. The date of filing of the patent was April 8, 1999. Therefore, E & S, if it purchases the patent, will enjoy protection for the patented portion of the locking pliers, until April 8, 2015.

E & S may have to purchase additional licenses for patented components of the locking pliers. At the present time, E & S is not aware if any additional licenses will be required in order to produce the locking pliers as anticipated.

NEED FOR GOVERNMENT APPROVAL

The management of E & S does not believe that there are any governmental restrictions on their production or marketing of the locking pliers.

PRODUCT LIABILITY

Because E & S will be producing a hand tool, to be utilized by craftsmen and consumers, it will be subject to product liability claims, in the event that the locking pliers may cause injury to its user as the result of faulty workmanship and/or faulty design. Prior to producing the locking pliers for use in the marketplace, E & S anticipates securing sufficient product liability insurance to satisfy any judgment which may be taken against it. In the event, however, that E & S lacks sufficient capital to obtain, or continue product liability insurance, any product liability claim which is filed against E & S may result in the failure of E & S, either as a result of costs expended by E & S in defending the lawsuit or, as a result of E & S being unable to satisfy a judgment taken against it.

EMPLOYEES

At the present time, E & S has no paid employees, with the exception of Mr. Edward A. Barth who is currently accruing a salary of $5,000.00 per month. According to Mr. Barth's agreement with E & S, he will not receive any accrued salary until such time as E & S is able to pay such salary from profits realized out of revenues from sales. Until such time as E & S is in the position to commence the marketing of its products, it will not have any employees, other than Mr. Barth. It anticipates hiring at least one employee to market the product, at such time as samples of the locking pliers are actually being produced for the marketplace. All other services obtained by E & S, prior to the sample production phase of the locking pliers will be handled through the services of independent contractors. Once marketing commences, E & S cannot, at this time, determine how many additional employees will have to be hired in order to permit E & S to grow.

12. WHERE YOU CAN FIND MORE INFORMATION.

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of E & S's common stock offered through this prospectus. This prospectus is filed as part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of material terms of the referenced contracts, agreements, or documents of E & S and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving E & S, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington D.C. Copies of all or any part of the registration statement may be obtained from the public reference section of the Securities and Exchange Commission, 450 Fifth Street NW, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of this Public Reference Rooms. The Securities and Exchange Commission also maintains a website at HTTP://WWW.SEC.GOV that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. E & S's registration statement and the referenced exhibits can also be found on this site.

13. DESCRIPTION OF PROPERTY.

At the present time, E & S is operating,  rent free,  from the offices of Edward
A. Barth. Mr. Barth's offices are located at 5046 East Boulevard NW, Canton, Ohio 44718. The management of E & S anticipates remaining at the present location until such time as E & S has commenced initial production of its locking pliers product. At such time, E & S anticipates obtaining rental property in the Canton, Ohio area to serve as E & S's place of operations, both for administrative and warehousing purposes. E & S does not anticipate purchasing any real estate, nor, does it anticipate purchasing any real property for its offices, warehousing, or the manufacturing of its product.

14. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Executive Officers and Directors and their respective ages as of December 10, 2001 are as follows:

DIRECTORS
NAME OF DIRECTOR:                           AGE:
------------------------------------------------
Edward A. Barth                              43
Eugene H. Swearengin                         47

EXECUTIVE OFFICERS
EXECUTIVE OFFICER:        AGE:              OFFICE:
---------------------------------------------------
Edward A. Barth            43               President, Chief Executive Officer,
                                            Secretary and Treasurer

Edward A. Barth, age 43, is the Founder and sole Officer of Registrant, and serves as a Director. Mr. Barth received a Bachelor of Science degree in civil engineering technology from Youngstown State University in 1984. He has been employed by the City of North Canton, Ohio, Michael Baker Engineering Corporation and in 1990 returned to the family construction business where he served as President of Barth Construction Co., Inc. In August 2001 Mr. Barth changed the name of the corporation to Stark Concrete Leveling, Inc. and presides as President of the leveling and concrete rehabilitation business. Mr. Barth is the former President and Director of Coronado Industries, Inc. (OTC.BB
CDIK) where he directed the turnaround of the corporation and the merger with the current management. He is currently Secretary and a Director of C and E Holdings, Inc., a publicly held corporation. He resides in Canton, Ohio.

Eugene H Swearengin, age 47, has been a Director of the Registrant since June 21, 2001. Mr. Swearengin started his carrier as an apprentice carpenter. He successfully obtained his journeyman's card in 1977. In 1998 he purchased a 50% interest in Callahan Door Sales, Inc. Mr. Swearengin has managed a successful career in the garage and entrance door business for the past 23 years. He resides in North Canton, Ohio.

TERM OF OFFICE:

The Directors of E & S are appointed for a period of one year or until such time as their replacements have been elected by the Shareholders. The Officers of the Corporation are appointed by the Board of Directors and hold office until they are removed by the Board.

SIGNIFICANT EMPLOYEES:

E & S at this time has no significant employees, other than the sole Officer of the Corporation, Mr. Edward A. Barth. At such time as E & S receives additional funding, it will be hiring other qualified employees to operate E & S.

15. EXECUTIVE COMPENSATION.

The table below summarizes all compensation awarded to, earned by, or paid to the executive officers of E & S by any person for all services rendered in any capacity to E & S for the present fiscal year.

Name and                                       Annual      Stock     Underlying   LTIP     All Other
Principal                                      Compen-    Award(s)    Options/   Payouts    Compen-
Position     Year      Salary($)     Bonus    sation ($)     ($)       SARs ($)    ($)     sation ($)
--------     ----      ---------     -----    ----------     ---       --------    ---     ----------
Edward A.    2001     $15,000.00*     0.00      0.00         0.00        0.00      0.00        0.00
Barth,
President

* Mr. Barth's salary is all accrued, by agreement. No company funds shall be utilized to satisfy the accrued salary until such time as the accrued salary can be paid from operating profits of E & S.

16. EMPLOYMENT AND RELATED AGREEMENTS

We do not have a written employment agreement or consulting agreement with Mr. Edward A. Barth, our President and a Director. Mr. Barth provides his services to E & S on a part-time basis. Effective October 1, 2001, E & S agreed to accrue income at the rate of $5,000.00 per month for Mr. Barth's services. Said accrued amount to be paid solely from E & S's operating profits.

17. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Mr. Edward A. Barth is the sole promoter of E & S, further, he currently holds a control position in the business, owning a total of 71% of the outstanding common stock (directly and beneficially). Mr. Barth is to receive no additional compensation from E & S with regard to his efforts in selling the new common shares to be registered through this offering. However, he is accruing a salary of $5,000.00 per month for all services which he is rendering to E & S.

Mr. Barth received the 700,000 shares of common stock in E & S in exchange for transferring to E & S the option to purchase the patent rights to the locking pliers. At the time Mr. Barth purchased the option, the patent had not yet been granted and was in danger of being lost as a result of the inventor's lack of necessary funds to continue the patent process. A portion of the personal funds which Mr. Barth utilized in the obtaining of the patent option was utilized to file the necessary documentation with the United States Patent and Trademark Office so that the patent could issue.

With the exception of the above referred to transactions, there are no contractual agreements between Mr. Barth or any other individual, whether a shareholder or not, and E & S.

18. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding common stock as of December 10, 2001 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                 AMOUNT OF
                    NAME AND ADDRESS OF          BENEFICIAL
CLASS OF STOCK        BENEFICIAL OWNER           OWNERSHIP      PERCENT OF CLASS
--------------        ----------------           ---------      ----------------
Common stock        Edward A. Barth               700,000       71% (total)
                    Director, President and
                    Chief Executive Officer
                    5046 East Boulevard NW
                    Canton, OH 44718

                    And

                    Suzanne I. Barth*              10,000
                    5046 East Boulevard NW
                    Canton, OH 44718

Common stock        Herbert Barth                 100,000       10%
                    520 East Boulevard NW
                    Canton, OH 44718

Common stock        C. W. Vonderwell               50,000       5%
                    840 Ohio Street
                    Delphos, OH 45833

                    And

                    Maryellen Vonderwell*          50,000       5%
                    8400 St. Rt. 66
                    Delphos, OH 45833

* Indicates husband and wife. Each individual has a beneficial ownership in their spouse's stock holdings.

Common stock: All Officers and Directors as a group that consist of one person, 700,000 shares direct, 10,000 beneficial, 71% total.

The percent of class is based on 1,000,000 shares of common stock issued and outstanding as of December 10, 2001.

19. SELLING SECURITY HOLDERS

The selling shareholders named herein are offering 500,000 of the 1,000,000 shares of common shares offered through this prospectus. The shares include the following:

     1. 200,000 shares of E & S's common stock that a selling shareholder acquired from E & S in an offering that was exempt from registration under regulation D of the Securities Act of 1933 and completed on September 30, 2001;
     2. 300,000 shares of E & S's common stock that the selling shareholders acquired from E & S in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and completed on December 5, 2001.

The following table provides as of December 10, 2001, the information regarding the beneficial ownership of the common shares held by each of the selling shareholders including:

     1.   The number of shares owned by each prior to this offering
     2.   The total number of shares that are now being offered for each
     3. The total number of shares that will be owned by each upon the completion of this offering
     4.   The percentage owned by each
     5. The identity of the beneficial holder of any entity that owns the shares

                                                       TOTAL NUMBER OF       TOTAL SHARES TO BE
                                    SHARES OWNED     SHARES BEING OFFERED        OWNED UPON       PERCENT OWNED UPON
NAME AND ADDRESS OF                 PRIOR TO THIS        FOR SELLING         COMPLETION OF THIS      COMPLETION OF
SELLING SHAREHOLDER                   OFFERING       SHAREHOLDERS ACCOUNT         OFFERING           THIS OFFERING
-------------------                   --------       --------------------         --------           -------------
Edward A. Barth*                       700,000             200,000                500,000                33.3%
5046 East Blvd., N.W.
Canton, OH 44718
SOLE OFFICER AND
DIRECTOR

Suzanne I. Barth*                       10,000              10,000                   0.00                0.00%
5046 East Blvd., N.W.
Canton, OH 44718

James B. Swearengin                     10,000              10,000                   0.00                0.00%
426 Sixth Street NW
N. Canton, OH 44720

Paul Swearengin &                       10,000              10,000                   0.00                0.00%

Patricia Swearengin
855 Hurlock Lane
Galloway, OH 43119

Donna Roshong                           10,000              10,000                   0.00                0.00%
2653 Cardington Green
Uniontown, OH 44685

Evelyn M. Kolbl                         20,000              20,000                   0.00                0.00%
1313 19th St., NW
Canton, OH 44709

Richard P. Shaffer &                    20,000              20,000                   0.00                0.00%
Judith A. Shaffer
5456 Mapleton Road SE
East Canton, OH 44730

James S. Hall                           10,000              10,000                   0.00                0.00%
415 Bachtel Street SE
N. Canton, OH 44720

David A. Wolforth &                     10,000              10,000                   0.00                0.00%
Theresa A. Wolforth
250 Pershing Avenue
Massillon, OH 44646

C. M. Vonderwell                        50,000              50,000                   0.00                0.00%
840 Ohio Street
Delphos, OH 45833
Beneficial owner: Mary
Ellen Vonderwell

Mary Ellen Vonderwell                   50,000              50,000                   0.00                0.00%
8400 St. Rt. 66
Delphos, OH 45833
Beneficial owner: C. M.
Vonderwell

Herbert G. Barth                       100,000             100,000                   0.00                0.00%
5020 East Boulevard NW
Canton, OH 44718

* Suzanne I. Barth is the wife of Edward A. Barth. Any shares reflected in this table which are owned by Edward A. Barth are also beneficially owned by Suzanne
I. Barth and any shares which are owned by Suzanne I. Barth are also beneficially owned by Edward A. Barth.

NOTE: Except as otherwise noted in the above table, the named shareholder beneficially owns (either individually or jointly as noted above), and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sell shares of common stock which are not being offered in this prospectus or purchases additional shares of common stock being offered by E & S. It further assumes that all shares offered in this offering are sold. The percentages are based upon 1,500,000 shares of common stock which would be outstanding upon the successful completion of this offering.

NOTE: Except as noted above, none of the selling shareholders or their beneficial owners has had a material relationship with E & S other than that of shareholder, or has ever been an officer or director of E & S or any of its predecessors or affiliates.

20. PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets or exchanges as the common stock may from time to time be trading;
     2.   In privately negotiated transactions;
     3.   Through the writing of options on the common stock;
     4.   In short sales;
     5.   In any combination of these methods of distribution.

These sales price to the public may be:

     1.   The market price prevailing at the time of sale;
     2.   A price related to such prevailing market price; or
     3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent, may receive a commission from the selling shareholders, or, if they act as an agent for the purchaser of such common stock from such purchaser. The selling shareholders will pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholder, to purchase, as principal, any unsold shares at the price required to fulfill their respective brokers' or dealers' commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter re-sell such shares from time to time, in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders may distribute shares to one or more of their partners who are unaffiliated with E & S. E & S provides no assurance that all or any of the common shares offered will be sold by the selling shareholders.

E & S is bearing all costs related to the registration of its common shares. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of their common stock. The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may deem to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with E & S's common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time as may be required by such broker or dealer;
     3. Not bid for or purchase any of E & S's securities or attempt to induce any person to purchase any of E & S's securities other than as permitted under the Securities Exchange Act.

With respect to the shares of common stock to be offered by E & S, E & S at the present time has no agreement with any underwriter for any type of underwriting of the shares to be offered by E & S. Instead, E & S intends to attempt direct sales of the new shares of common stock to be issued through its management. Additionally, management may, but will not be required, to sell shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent, may receive a commission from E & S in an amount not to exceed 10% of the purchase price. In the event E & S decides to utilize agents for the purpose of selling the newly issued shares of common stock, such agents will be subject to the restrictions stated above as applicable to the selling shareholders. Further, such agents will be governed by the rules and regulations established under the Securities Act of 1933 and the Securities Exchange Act of 1934.

21. DESCRIPTION OF SECURITIES

E & S's authorized capital stock consists of 25,000,000 shares of common stock at a par value of $.001. At the present time E & S has 1,000,000 shares of common stock outstanding which is held by 12 stockholders of record.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder for vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of a Director can elect all of the Directors. The holders of a majority of the common stock issued and outstanding and entitled to vote thereat, present in person or represented by a proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A vote by a holder of the majority of outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to the Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution, or winding up, each outstanding share entitles its holder to participate pro rata and all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. No such stock at this time exists. Holders of our common stock have no preemptive rights, no conversion rights and no redemption provisions applicable to the common stock.

22. LEGAL PROCEEDINGS

E & S is not currently a party to any legal proceedings.

23. INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus who has prepared or certified any part of this prospectus or has given an opinion on the validity of the securities being registered or upon the legal matters in connection with the registration or offering of the common stock was employed on a contingency basis. Further, no expert or counsel has or is to receive in connection with this offering, a substantial interest, direct or indirect, in E & S Holdings, Inc. No expert or counsel named in this prospectus has been connected with E & S as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Ronald O. Kaffen, of Baker, Hardesty & Kaffen, our independent legal counsel, has provided an opinion on the validity of E & S's common stock.

The financial statements included in this prospectus and in the registration statement have been audited by Hobe & Lucas, Certified Public Accountants, Inc., to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

24. FINANCIAL STATEMENTS

Index to Financial Statements:

     1.   Auditor's report
     2. Audited financial statements for calendar quarter ending September 30, 2001, including:
          a.   Balance sheet as of September 30, 2001

          b. Statements of operations for the period from June 20, 2001 through September 30, 2001
          c. Statements of cash flows for the period beginning June 20, 2001 through September 30, 2001
          d.   Notes to financial statements

HOBE & LUCAS
CERTIFIED PUBLIC ACCOUNTANTS, INC.
                                 -----------------------------------------------
                                                         CROWN CENTRE, SUITE 430
                                                              5005 ROCKSIDE ROAD
                                                       INDEPENDENCE, OHIO  44131
                                                       -------------------------
                                                            Tel:  (216) 524-8900
                                                            Fax:  (216) 524-8777

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of E and S Holdings, Inc.
Canton, Ohio

    We have audited the accompanying balance sheet of E and S Holdings, Inc. (a developmental stage company) as of September 30, 2001 and the related statements of operations, stockholder's equity, and cash flows for the period beginning
June 20, 2001 (inception) and ended September 30, 2001. These financial statements are the responsibility of E & S's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards of the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E and S Holdings, Inc. as of September 30, 2001 and the results of its operations and cash flows for the period beginning June 20, 2001 (inception) and ended September 30, 2001 in conformity with generally accepted accounting principles of the United States of America.

    As discussed in Note 1, the Company has been in the development stage since its inception on June 20, 2001. Realization of a major portion of its assets is dependent upon the Company's ability to successfully develop and market the pending patent it currently has an option to purchase, meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.


                                            Hobe & Lucas CPAs, Inc.

Independence, Ohio
October 24, 2001

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2001


                                     ASSETS

CURRENT ASSETS
    Cash                                                                $   399

OTHER ASSETS
    Option for patent pending                                             7,000
                                                                        -------

             Total Assets                                               $ 7,399
                                                                        =======

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
    Advances payable - Stockholder                                      $ 1,152
                                                                        -------

STOCKHOLDERS' EQUITY
    Common stock - 25,000,000 shares authorized,
        700,000 outstanding at September 30, 2001
        $.01 par value                                                  $ 7,000
    Deficit accumulated during the development stage                       (753)
                                                                        -------

        Total Stockholder's Equity                                        6,247
                                                                        -------

             Total Liabilities and Stockholder's Equity                 $ 7,399
                                                                        =======

                 See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                     FOR THE PERIOD BEGINNING JUNE 20, 2001
                    (INCEPTION) AND ENDING SEPTEMBER 30, 2001


EXPENSES
    Bank charges                                                        $   16
    License and permits                                                     85
    Office supplies and expense                                            652
                                                                        ------

NET LOSS FROM OPERATIONS                                                  (753)
                                                                        ------

Loss before income taxes                                                  (753)

Provision for income taxes                                                 -0-
                                                                        ------

NET LOSS                                                                $ (753)
                                                                        ------

Net loss per common share - basic                                       $(.001)
                                                                        ======

                 See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDER'S EQUITY
                     FOR THE PERIOD BEGINNING JUNE 20, 2001
                    (INCEPTION) AND ENDING SEPTEMBER 30, 2001

                                                                      Deficit
                                                                    Accumulated
                                                                    During the
                                                Number     Par      Development
                                              of Shares    Value       Stage
                                              ---------    -----       -----
Issuance of common stock on June 20, 2001      700,000     $ 7,000

Net loss for the period from June 20, 2001
 (inception) to September 30, 2001                                    $  (753)
                                               -------   --------     -------

Balance, September 30, 2001                    700,000   $  7,000     $  (753)
                                               =======   ========     =======

                 See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                     FOR THE PERIOD BEGINNING JUNE 20, 2001
                    (INCEPTION) AND ENDING SEPTEMBER 30, 2001


CASH FLOWS FROM OPERATING ACTIVITIES
    Net Loss                                                            $  (753)

               Net Cash Used By Operating Activities                       (753)
                                                                        -------

CASH FLOWS FROM FINANCING ACTIVITIES
    Advances from stockholder                                             1,152
                                                                        -------

               Net Cash Provided By Financing Activities                  1,152
                                                                        -------

NET INCREASE IN CASH                                                        399


CASH AT BEGINNING OF PERIOD                                                 -0-
                                                                        -------

CASH AT END OF PERIOD                                                   $   399
                                                                        =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
    Interest paid                                                         $ -0-
                                                                        =======
    Taxes paid                                                            $ -0-
                                                                        =======

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
The stockholder received shares of stock valued at $7,000 in return for contribution of the patent pending option.

                 See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of E and S Holdings, Inc. (hereinafter the "Company"), is presented to assist in understanding the financial statements. The financial statements and notes are representations of E & S's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting policies requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

DEVELOPMENT STAGE COMPANY

     E and S Holdings, Inc. (a Nevada corporation) has been in the development stage since its formation on June 20, 2001. It is primarily engaged in the development and marketing of new products on which it holds option on the patent pending. Realization of a major portion of its assets is dependent upon the Company's ability to successfully develop and market the pending patent it currently has an option to purchase, meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

NOTE 2 - FAIR VALUE OF FINANCIAL STATEMENTS

     The carrying amount of cash and liabilities approximates the fair value reported in the balance sheet.

NOTE 3 - INCOME TAXES

     Income taxes on continuing operations include the following:

          Currently payable                         $ -0-
          Deferred                                    -0-
                                                    -----

                Total                               $ -0-
                                                    =====

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2001

NOTE 3 - INCOME TAXES (CONTINUED)

     A reconciliation of the effective tax rate with the statutory U.S. income tax rate is as follows:

                                                              SEPTEMBER 30, 2001
                                                              ------------------

                                                                           % of
                                                                         Pretax
                                                             Income       Amount
                                                             ------       ------
          Income taxes per statement of operations           $ -0-       $ -0-

          Loss for financial reporting purpose without tax
             expense or benefit                               (256)        (34)%
                                                             -----       -----

          Income taxes at statutory rate                     $(256)        (34)%
                                                             =====       =====

     At September 30, 2001 E & S had a net operating loss carry forward of approximately $753.

     E & S's deferred tax assets and liabilities at September 30, 2001 consist of:

                                                                 2001
                                                                 ----
          Deferred tax asset                                    $ 256
          Valuation allowance                                    (256)
          Deferred tax liability                                   --
                                                                -----
                                                                $  --
                                                                =====

     Deferred taxes are provided for temporary differences in deducting expenses for financial statement and tax purposes. The principal source for deferred tax assets are net operating loss carry forwards. No deferred taxes are reflected in the balance sheet at September 30, 2001 due to a valuation allowance.

NOTE 4 - OPTION

     E & S holds an option to purchase the patent pending rights to its proprietary product, locking pliers. The option expires February 16, 2003. The agreement provides for the payment of $10,800 upon exercising the option. The agreement also provides for payment of 8% of the gross consideration received for the use and licensing of the patent.

NOTE 5 - LOSS PER COMMON SHARE

     Loss per common share is based on the weighted average number of shares outstanding which was:

     700,000 for the period beginning June 20, 2001 (inception) to September 30, 2001.

25. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

E & S has no changes in or disagreements with its accountants.

                             E And S Holdings, Inc.
                              A Nevada Corporation








                                   Prospectus







                            Offering 1,000,000 Shares

                500,000 Shares to be sold by selling shareholders









                           SEE RISK FACTORS ON PAGE 6



Neither the Securities an Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representations to the contrary is a criminal offense.

PART TWO: INFORMATION NOT REQUIRED ON PROSPECTUS

26. INDEMNIFICATION OF DIRECTORS AND OFFICERS

E & S's Officers and Directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders from monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our Articles of Incorporation do not specifically limit our Directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with E & S or its shareholders in connection with a matter in which the Director has a material conflict of interest; (b) a violation of criminal law, unless the Director had reasonable cause to believe that his or her conduct was lawful, or had no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the Director derived an improper personal profit; and (d) willful misconduct.

E & S's Bylaws provide that it will indemnify its' Directors and Officers, and hold them harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada. These rights of indemnification shall not be exclusive of any other right which any Officer or Director may have or may thereafter acquire under any bylaw, agreement, vote of stockholders, provision of law or otherwise.

The Bylaws require E & S to pay all expenses, liability and losses (including attorney fees, judgments, fines and amounts paid or to be paid in the settlement of a matter); which are reasonably incurred or suffered by the Officer or Director. Any expenses of the Officer or Director incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred in an advance of the final distribution of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission Registration Fee                      $47.50
Federal taxes                                                               Nil
State taxes and fees                                                        Nil
Transfer agent fees                                                         Nil

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Accounting fees & expenses                                                  Nil
Legal fees & expenses                                                $15,000.00
Blue Sky fees & expenses                                              $2,000.00
Miscellaneous                                                         $1,000.00
                                                                      ---------
                        TOTAL                                        $18,047.50
                                                                     ==========

All amounts are estimates other than the Commission's Registration Fee.

E & S is paying all expenses of the Offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

28. RECENT SALES OF UNREGISTERED SECURITIES

E & S issued 700,000 shares of common stock on September 27, 2001 to Edward A. Barth, E & S's sole Officer and one of E & S's two Directors. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 at a price of $0.01 per share, for a total value of $7,000.00. These shares were not purchased for cash, instead, they were issued in exchange for E & S receiving an option to obtain the assignment of a patent item which is intended to be the sole initial product of E & S. E & S determined that the fair market value of the option, at the time of the stock issuance, was $7,000.00.

E & S completed an Offering of 300,000 shares of its' common stock at a price of $0.10 per share to a total of 11 purchasers. The last subscription for shares in this Offering was completed on December 5, 2001. The total amount received from this Offering was $30,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933.

29. EXHIBITS

Exhibit 3.1      Articles of Incorporation
Exhibit 3.2      Bylaws
Exhibit 4        Share Certificate
Exhibit 11.1     Option for Assignment of Patent
Exhibit 21.1     Opinion of Ronald O. Kaffen, Attorney at Law
Exhibit 24.1     Consent of Hobe & Lucas, Certified Public Accountants, Inc.

                                       39
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30. UNDERTAKING

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:
     (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) to reflect in the prospectus any facts or thence arising after the effective date of this Registration Statement, or most recent post-effective amendment, which, individually, or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
     (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.
2. That for the purpose of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

31. SIGNATURES

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its' behalf by the undersigned in the City of Canton, State of Ohio, on January 8, 2002.

E & S HOLDINGS, INC.

By: /s/ Edward A. Barth
    ----------------------
Edward A. Barth, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

By: /s/ Edward A. Barth
    ----------------------
Edward A. Barth, President, CEO

Date: January 8, 2002

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
                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person who's signature appears below constitutes and appoints Edward A. Barth, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney's-in-fact and agents, and each of them, full power authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney's-in-fact and agents, or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date stated.


/s/ Edward A. Barth
----------------------------------
Edward A. Barth, President, Chief
Executive Officer, Director

Date: January 8, 2002


/s/ Eugene H. Swearengin
----------------------------------
Eugene H. Swearengin, Director

Date: January 8, 2002

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